EMPLOYMENT AGREEMENT


AGREEMENT OF EMPLOYMENT made as of         day of July, 1997, by and between
Gaming Venture Corp., U.S.A., a Nevada corporation (hereinafter called the "Employer"), a Nevada corporation and Bruce Merrin (hereinafter called "Employee")

WHEREAS, Employee is acting as Vice President of the Employer, and

WHEREAS, the Employer acknowledges and recognizes the value of his services and deems it necessary and desirable to retain Employee's full-time services for a period of Three (3) years with an option on its part to extend employee's employment and renew this contract for an additional two year period; and

WHEREAS, both Employee and the Employer desire to embody the terms and conditions of Employee's employment in a written agreement which will supersede all prior agreements of employment, whether written or oral; and

WHEREAS, the employment, the duration thereof, the compensation to be paid to Employee, and the other terms and provisions of this agreement were duly fixed, stated, approved and authorized for and on behalf of the Employer by action of the Board of Directors at meetings thereof held on the day of July, 1997, at which meeting a quorum was present and voted, exclusive of Employee;

NOW, THEREFORE, it is mutually agreed by and among the parties hereto as follows:

1. Except in the case of earlier termination, as hereinafter specifically provided, the Employer agrees to, and does hereby employ Employee as Vice President for a period of three (3) years from the date of this Agreement.

2. Compensation - For all the services to be rendered by Employee in any capacity hereunder including services as an officer, member of any committee or any other duties assigned him by the directors of the Employer, the Employer agrees to pay Employee a salary of $30,000 per annum, payable in
equal weekly installments.   Employee and the Employer recognize that the
Board of Directors of the Employer may, from time to time, review the compensation to be paid hereunder during the initial term and any renewal term and increases in said compensation in such amounts as the Board of
Directors may deem proper.   The criteria which the Board may take into
consideration in providing for such increases are Employee's ability, any increases in the difficulties involved in the offices filled and responsibilities assumed by Employee, the success achieved by the Employer, the matters and amounts under Employee's jurisdiction, the earnings and profits of the Employer, the increase in the volume and quality of business of Employer and such other criteria as the Board of Directors may deem relevant.

3.   Employee's Rights under Certain Plans now or hereafter in effect:   The
parties hereto agree that nothing contained herein is intended to or shall be deemed to affect any of Employee's rights as a participant under any retirement, stock purchase, pension, insurance, profit sharing or similar plans of any component of the Employer now or hereafter to be in effect.
The Employer recognizes that Employee is induced to execute this agreement and to accept compensation at the rate herein set forth, or such greater rate as the Board of Directors of the Employer may determine, in part because he expects to be a participant under such plans.

4. Confidential Information - Employee will not, during or subsequent to his employment hereunder, divulge, furnish or make accessible to anyone (otherwise than in the regular course of business of the Employer) any knowledge or information, techniques, processes, formulas, machinery, plans, devices, or material of the Employer with respect to any confidential or secret development or research work of the Employer or with respect to any other confidential or secret aspect of the business of the Employer.

5. Life Insurance - Employee agrees that the Employer, in its discretion, may apply for and procure, in its own name and for its own benefit, life insurance in any amount or amounts considered advisable, and agrees that he shall have no right, title or interest therein and further agrees to submit to any medical or other examination and to execute and deliver any application or other instrument in writing, reasonably necessary to effectuate such insurance.

6. Expenses - In addition to the compensation provided in paragraph 4 hereof, the Employer shall provide a company car and pay for normal out of pocket expenses. Such payments shall be made by the Employer upon submission by Employee of a signed statement itemizing the expenses he incurred while away on business and any appropriate receipts.

7. Termination - (a) After a period of one year, without cause, the Employer may terminate this agreement at any time upon 14 days' notice to Employee and the Employer shall be obligated to pay to Employee the compensation due him up to the date of termination only.

   (b) Employee may terminate this agreement at any time upon 14 days' notice to the Employer and the Employer shall be obligated, in that event to pay Employee his compensation up to the date of termination only.

   (c) If during the term of agreement, Employee violates the provisions of paragraph 13 hereof, the Employer may terminate his employment on three days' notice, and in the event, the Employer shall be obligated to pay Employee the compensation due him up to the date of termination only.

8. Death - In the event of Employee's death during the term of this agreement, it shall terminate immediately and Employee's legal representatives shall be entitled to receive the compensation due Employee through the last day of the calendar month in which his death shall have occurred.

9. Disability. If during the term of this agreement, Employee should fail to perform his duties hereunder on account of illness or other incapacity and such illness or other incapacity shall continue for a period of more than Six
(6) months, the Employer shall have the right, on 14 days' notice to Employee, to terminate this agreement. In this event, the Employer shall be obligated to pay to Employee his compensation up to the date of termination. However, if, prior to the date specified in such notice, Employee's illness or incapacity shall have terminated and he shall have taken up and performed his duties hereunder, Employee shall be entitled to resume his employment hereunder as though such notice had not been given.

10. Discontinuance of Business - If during the term of this agreement, the Employer should discontinue or interrupt the operation of its business for a period of Thirty (30) days, this agreement shall automatically terminate without further liability on the part of either of the parties hereto.

11. Restrictions - During the term of this agreement, Employee agrees to devote his best efforts and his entire time to further the interests of the Employer and he shall not, directly or indirectly, alone or as a partner, officer, director or a stockholder of any other institution, be engaged in any other commercial activity whatsoever or continue or assume any other corporate affiliations without the consent of the Board of Directors of the Employer.

Employee further agrees that, during the period of his contract and for a further period of Two (2) years after leaving the employ of the Employer, he will not, directly or indirectly, engage in the production, manufacture, or distribution of any products similar to or competitive with, those manufactured or sold by the Employer, either for his own benefit or for the benefit of any other person, firm or Employer whatsoever other than the Employer.

12.    Non-Competition - During the Employment Term and for a period of Two
(2) years thereafter, Employee shall not (a)(i) compete with Employer, in the Territory (as hereinafter defined) in the conduct of its business or in the conduct of any other business carried on by Employer or (ii) engage or participate, directly or indirectly, in any business or businesses substantially similar to the business as conducted by Employer as at the time of this agreement or as may thereafter be conducted by Employer at any time during the Employment Term (b) solicit or cause to be solicited within or without the Territory any customers of Employer or (c) recruit or cause any other person to recruit any employee of Employer to any of said business or businesses.

13. Effect of Waiver - The waiver by either part of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

14. Arbitration - Any controversy arising from, or related to, this agreement shall be determined by arbitration in the City of Las Vegas in accordance with the rules of the American Arbitration Association, and judgment upon any such determination or award may be entered in any court having jurisdiction.

15. Notice - Any and all notices referred to herein shall be sufficient if furnished in writing, sent by registered mail to the representative parties at the addresses subscribed below following their signatures to this agreement.

16. Assignment - The rights and benefits of the Employer under this agreement shall be transferable, and all covenants and agreements hereunder shall enure to the benefit of and be enforceable by or against its successors and assigns.

This instrument contains the entire agreement of the parties.   It may not be
changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.



IN WITNESS WHEREOF the parties have executed this agreement on the day and year first above written.

Corporate Seal               Gaming Venture Corp., U.S.A.

                             -----------------------------
Attest:                      by:   Alan R. Woinski, President

-----------------------
Secretary


                             Bruce Merrin